Exhibit 10.1

IQVIA HOLDINGS INC.

2026 INCENTIVE AND STOCK AWARD PLAN

1. Purpose. The purpose of the IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth below:

“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with such first Person.

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit or Stock Award, in each case, granted under the Plan.

“Award Agreement” means a written notice of an Award provided by the Company to a Participant, or an agreement entered into between the Company and a Participant with respect to an Award, in each case.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning set forth in Section 12.2(b) hereof.

“Change in Control” has the meaning set forth in Section 11.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means, as determined by the Board, (i) the Leadership Development and Compensation Committee of the Board, (ii) such other committee of no fewer than two members of the Board who are appointed by the Board to administer the Plan or (iii) the Board.

“Common Stock” means the Company’s common stock, par value $0.01 per share (and any shares or other securities into which such Common Stock may be converted or into which it may be exchanged).

“Company” means IQVIA Holdings Inc., a Delaware corporation, or any successor thereto.

“Covered Transaction” has the meaning set forth in Section 11.2 hereof.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means, unless otherwise defined in an Award Agreement, a disability described in Treasury Regulations Section 1.409A-3(i)(4)(i)(A). A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.

“Eligible Person” means any Person who is an officer, employee, Non-Employee Director, or any natural person who is an individual consultant, a contractor, or other personal service provider of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fair Market Value” means, as applied to a specific date, the price of a share of Common Stock that is based on any of the opening, closing, actual, high, low or average selling prices of a share of Common Stock reported on any established stock exchange or national market system including without limitation the New York Stock Exchange, the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) and the National Market System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a share of Common Stock on the date as of which Fair Market Value is to be determined, or if shares of Common Stock are not publicly traded on such date, as of the most recent date on which shares of Common Stock were publicly traded. Notwithstanding the foregoing, if the Common Stock is not traded on any established stock exchange or national market system, the Fair Market Value means the price of a share of Common Stock as established by the Committee; provided that if the calculation of Fair Market Value is for purposes of setting an exercise or base price of a Stock Option or a Stock Appreciation Right, then such calculations shall be based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity. All references to Person shall include an individual Person or a group (as defined in Rule 13d-5 under the Exchange Act) of Persons.

“Plan” means this IQVIA Holdings Inc. 2026 Incentive and Stock Award Plan as set forth herein, effective as of the date pursuant to Section 16.1, and as may be amended from time to time, as provided herein, and any sub-plan or appendix that may be approved by the Board.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Award” means a grant of shares of Common Stock, or any award that is valued by reference to shares of Common Stock, to an Eligible Person under Section 10 hereof.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other Affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such Affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

3. Administration.

3.1 Committee Members. The Plan shall be administered by the Committee. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed and (ii) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may exercise all powers of the Committee hereunder and may directly administer the Plan. Neither the Company nor any member of the Board or Committee shall be liable for any action or determination made in good faith by the Board or Committee with respect to the Plan or any Award thereunder.

3.2 Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguities or inconsistencies in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or provide services outside of the United States and (x) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, including to accelerate the vesting or, to the extent applicable, exercisability or period of exercise of any Award at any time (including, but not limited to, upon a Change in Control or upon termination of Service of a Participant under certain circumstances (including, without limitation, upon retirement)). The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such Persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or board of directors of a Subsidiary or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) or such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.3, the total number of shares of Common Stock reserved and available for delivery in connection with Awards under the Plan shall be 17,941,295 shares of Common Stock (the “Share Reserve”), which includes up to 6,668,022 shares of Common Stock subject to outstanding equity awards under the Company’s 2017 Incentive and Stock Award Plan (the “2017 Plan”), on an adjusted basis, which shares are not delivered under the 2017 Plan, as determined under Section 4.2, and therefore become available under Section 4.2. Up to the total number of shares available for Awards may be issued in satisfaction of Incentive Stock Options, but nothing in this Section 4.1 will be construed as requiring that any, or any fixed number of, Incentive Stock Options be awarded under the Plan. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2 Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute Awards) and make adjustments in accordance with this Section 4.2. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a substantial risk of forfeiture. Notwithstanding anything to the contrary herein, (i) to the extent that an Award under the Plan or an award under the 2017 Plan, in whole or in part, is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number of shares underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan or the 2017 Plan and will be deemed to remain or to become available under this Plan; and (ii) shares that are withheld from an Award or award under the 2017 Plans or separately surrendered by the Participant in payment of the exercise price or taxes relating to an Award or an award under the Plan or the 2017 Plan shall be deemed to constitute shares not delivered under the Plan or the 2017 Plan and will be deemed to remain or to become available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate number that remain available under the Plan and not subject to outstanding Awards so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate, shares delivered or deliverable in connection with such assumed or substituted Award shall not be counted against the number of shares reserved under the Plan (such assumed or substituted Awards may be administered under the Plan, however). This Section 4.2 shall apply to the share limit imposed to conform to the Treasury Regulations governing Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.

4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, repurchase, share exchange, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, liquidation, dissolution, sale of all or substantially all the Company’s assets or other corporate event or transaction or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan in order to preserve the positive intrinsic value of such awards (unless in the circumstances the Participant would be able to continue to realize such intrinsic value in the absence of an adjustment), cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock or other securities provided in Section 4.1 hereof, (ii) the number and kind of shares of Common Stock, units or other securities or rights subject to then outstanding Awards, (iii) the exercise, base or purchase price for each share or unit or other security or right subject to then outstanding Awards, (iv) other value determinations applicable to the Plan and/or outstanding Awards, and/or (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary to avoid additional taxes, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, in each case, unless otherwise determined by the Committee. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in this paragraph , as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant. All determinations hereunder shall be made by the Committee in its sole discretion and shall be final and binding on all persons.

5. Eligibility and Awards.

5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such Person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3 Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of the Award, as determined by the Committee, will be set forth in the applicable Award Agreement as described in Section 15.2 hereof.

5.4 Per-Person Award Limitations. In each fiscal year of the Company during any part of which the Plan is in effect, an Eligible Person may be granted Awards in the aggregate relating to up to a Participant’s Annual Limit. A Participant’s “Annual Limit” in any fiscal year during any part of which they are an Eligible Person, shall equal 1,200,000 shares of Common Stock, subject to adjustment as provided in Section 4.3. For this purpose, (i) a Participant’s Annual Limit is used to the extent a number of shares may be potentially earned or paid under an Award, regardless of whether such shares in fact are earned or paid, and (ii) the Annual Limit applies to Dividend Equivalents under Section 9.4 only if such dividend equivalent rights are granted separately from and not as a feature of another Award.

5.5 Awards Granted to Non-Employee Directors. No Non-Employee Director may be granted, during any calendar year, Awards having a fair value (determined on the Date of Grant) that, when added to all cash compensation paid to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board for such calendar year, exceeds $900,000. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board or for an initial Award granted to a Non-Employee Director following his or her appointment to the Board, provided, that, the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may be granted only to an Eligible Person satisfying the conditions of Section 6.6(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable.

6.2 Exercise Price. Unless otherwise determined by the Committee and subject to Section 6.6(c), the exercise price per share of a Stock Option (other than a Stock Option substituted or assumed under Section 15.9) shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Option are not satisfied, the Stock Option shall be forfeited.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Subject to compliance with Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised, but not beyond ten (10) years from the Date of Grant.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement (including applicable vesting requirements) or as otherwise determined by the Committee, a vested Stock Option may be exercised in whole or in part at any time during the term thereof by written notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. The Committee shall determine methods by which the exercise price may be paid or deemed to be made, which may include, without limitation: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee, in its sole discretion, in an Award Agreement or otherwise (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee. In accordance with Section 15.10 hereof, and in addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable in cash or such other method described above for the payment of the exercise price, as may be approved by the Committee and set forth in the Award Agreement.

6.6 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may be granted only to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable by such Participant for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted. Any Stock Option grant that exceeds such limit shall be treated as a Nonqualified Stock Option.

(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d) Termination of Service. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of Service of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.6(d)) or (ii) one year following termination of Service of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.7 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.3 hereof and other than in connection with a Change in Control, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.

6.8 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Option until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic exercise or payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code, to the extent applicable.

7.2 Terms of Stock Appreciation Rights. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. Subject to compliance with Section 409A of the Code and the provisions of this Section 7.2, the Committee may extend at any time the period in which a Stock Appreciation Right may be exercised, but not beyond ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right shall be determined by the Committee in its discretion; provided, however, that the base price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant (other than with respect to a Stock Appreciation Right substituted or assumed under Section 15.9).

7.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock

Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.4 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.3 hereof and other than in connection with a Change in Control, without the prior approval of the Company’s stockholders neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed.

7.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Appreciation Right unless and until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

8. Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) (a “Performance Share Award”) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award are not satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require that the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company note any restrictions with respect to the share of Common Stock covered by an Award until the restrictions thereof shall have lapsed.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding a Restricted Stock Award granted hereunder shall have the right to exercise voting rights with respect to the period during which the Restricted Stock Award is subject to forfeiture (the “Restriction Period”), and have the right to receive dividends on the Restricted Stock Award during the Restriction Period (and, if so, on what terms); provided, that if a Participant has the right to receive dividends paid with respect to the Restricted Stock Award, such dividends shall be subject to the same vesting terms as the related Restricted Stock Award unless otherwise provided in an Award Agreement.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Restricted Stock Award under Section 83(b) of the Code.

9. Restricted Stock Units.

9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of a share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Stock Units shall be non-transferable, except as provided in Section 15.3 hereof.

9.2 Vesting of Restricted Stock Units. The Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) (a “Performance Stock Unit Award”) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Unit Award are not satisfied, the Award shall be forfeited.

9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to compliance with Section 409A of the Code and applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of a share of Common Stock, determined on such date or over such time period as determined by the Committee.

9.4 Dividend Equivalent Rights. Dividends shall not be paid with respect to Restricted Stock Units. Dividend equivalent rights may be granted with respect to the Shares subject to Restricted Stock Units to the extent permitted by the Committee and set forth in the applicable Award Agreement; provided that any dividend equivalent rights granted shall be subject to the same vesting terms as the related Restricted Stock Units unless otherwise set forth in an Award Agreement.

9.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10. Stock Awards.

10.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee, and may be based upon or calculated by reference to shares of Common Stock. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

10.2 Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, until such time as shares of Common Stock, if any, are issued to the Participant pursuant to the terms of the Award Agreement. If a Participant has the right to receive dividends paid with respect to the Stock Award, such dividends shall be subject to the same vesting terms as the related Stock Award (if applicable), unless otherwise set forth in an Award Agreement.

11. Change in Control.

11.1 Effect on Awards. The Committee may specify that an Award will become automatically earned, vested and/or payable, in whole or part, upon a Change in Control, in its discretion, by so specifying in an Award Agreement or other governing document (in the absence of such a specification, the Plan does not confer the right to such acceleration). For purposes of the Plan, unless otherwise specified by the Committee in an Award Agreement or other governing document, a “Change in Control” shall be deemed to have occurred if, after the grant date of an Award, there shall have occurred any of the following:

(a) any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding voting securities;

(b) individuals who on the grant date of the Award constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two- thirds (2/3) of the directors then still in office who either were directors on the Date of Grant or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

(c) there is consummated a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, if, immediately following consummation of any of the foregoing, either (A) individuals who, immediately prior to such consummation, constitute the Board do not constitute at least a majority of the members of the board of directors of the Company or the surviving or parent entity, as the case may be, or (B) the voting securities of the Company outstanding immediately prior to such event do not represent (either by remaining outstanding or by being converted into voting securities of a surviving or parent entity) at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company or such surviving or parent entity; or

(d) the stockholders of the Company have approved a plan of complete liquidation of the Company and there occurs a distribution pursuant to such plan of complete liquidation, and all material contingencies to the completion of the transaction have been satisfied or waived or there is consummated a the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction have a similar effect).

Notwithstanding the foregoing, in any case where the occurrence of a Change in Control could affect the time of settlement or payment under an Award that constitutes a deferral of compensation under Section 409A of the Code then, to the extent required to avoid additional tax under Section 409A of the Code, the term “Change of Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A of the Code. If all (or a portion) of any Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to both vest and be settled or paid on an accelerated basis due to a Change in Control that is not a “change in control event” under Section 409A of the Code, if such settlement or payment would result in additional tax under Section 409A of the Code, such Award (or portion thereof) shall vest at the time of the Change of Control, but settlement or payment shall only be accelerated to the maximum extent permissible without resulting in additional tax under Section 409A of the Code.

11.2 Covered Transactions. Except as otherwise provided in an Award Agreement, the following provisions shall apply in the event of a Covered Transaction. For the purposes of the Plan, a “Covered Transaction” means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of Common Stock or other voting securities, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding voting securities by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. If a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Committee), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer. Notwithstanding the foregoing, in any case where the occurrence of a Covered Transaction could affect the vesting of or payment under an Award subject to the requirements of Section 409A of the Code, to the extent required to comply with Section 409A of the Code, the term “Covered Transaction” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) that is a “change in control event” as that term is defined in the regulations under Section 409A of the Code. If all or a portion of any Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Covered Transaction that is not a “change in control event” under Section 409A of the Code, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or portion thereof) shall vest at the time of the Covered Transaction (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall only be accelerated to the maximum extent possible without resulting in a violation of Section 409A of the Code.

(a) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Committee may (but, for the avoidance of doubt, need not) provide for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor, which new awards may be payable in securities, cash or other property.

(b) Cash-Out of Awards. If the Covered Transaction is one in which holders of Common Stock will receive upon consummation, a payment (whether cash, non-cash or a combination of the foregoing), then, subject to Section 11.2(e) below, the Committee may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Common Stock times the number of shares of Common Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a Stock Appreciation Right, the aggregate base price), in each case on such payment terms (which need not be the same as the terms of payment to holders of Common Stock or other holders of Awards) and other terms, and subject to such conditions, as the Committee determines. For the avoidance of doubt, if the exercise, purchase or base price of any Award is equal to or exceeds the Fair Market Value of a share of Common Stock at the time a Covered Transaction is consummated, such Award may be terminated and cancelled hereunder without payment due thereon.

(c) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, continuation, substitution or cash-out, then subject to Section 11.2(e) below, the Committee may (but, for the avoidance of doubt, need not) provide that each Award requiring exercise will become exercisable, and the delivery of any shares of Common Stock remaining deliverable under each outstanding Award of Restricted Stock Units to the extent consisting of deferred Common Stock) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, however, that to the extent acceleration of the settlement or payment under this Section 11.2(c) of an Award that constitutes a deferral of compensation under Section 409A of the Code would result in additional tax to the Participant under Section 409A of the Code, the Award shall not be settled or paid on an accelerated basis and the ultimate settlement and payment of the Award shall be made in a medium other than Common Stock and on terms that as nearly as possible (as determined by the Committee in its sole discretion), but taking into account adjustments required or permitted under the Plan and the Award Agreement, replicate the prior terms of the Award.

(d) Termination of Awards Upon Consummation of Covered Transaction. Each Award will terminate upon consummation of the Covered Transaction, other than the following: (1) Awards assumed pursuant to Section 11.2(a) above; and (2) Awards converted pursuant to the proviso in Section 11.2(c) above into an ongoing right to receive payment other than Common Stock; and (3) outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Common Stock, subject to Section 11.2(e) below).

(e) Additional Limitations. Any share of Common Stock and any cash or other property delivered pursuant to Section 11.2(b) or Section 11.2(c) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, consistent with Section 409A of the Code, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 11.2(b) above or the acceleration of exercisability of an Award under Section 11.2(c) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Common Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

(f) Performance-based Awards. In connection with a Covered Transaction, except as otherwise set forth in an Award Agreement, with respect to one or more Awards subject to performance vesting, the Committee may deem performance met at the level implied by the trend line through the date the Covered Transaction (or, for convenience, a date reasonably in advance of the date of the Covered Transaction), at target levels, maximum level or on such other basis as the Committee determines to be appropriate in its sole discretion.

(g) Continuing Application of Plan Terms. References in the Plan to shares of Common Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 11.

12. Forfeiture Events.

12.1 General. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of Service for Cause, violation of laws, regulations or material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

12.2 Termination for Cause.

(a) Treatment of Awards. Unless otherwise provided herein or by the Committee and set forth in an Award Agreement or employment agreement, if (i) a Participant’s Service with the Company or any Subsidiary is terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted a termination of Service for Cause or (2) after termination, the Participant engages in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 12.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act or omission which would have warranted a termination of Service for Cause or engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 12.2.

(b) Definition of Cause. “Cause” means, in the case of any Participant who is party to an employment, severance-benefit, change in control or similar agreement that contains a definition of “Cause,” the definition set forth in such agreement shall apply with respect to such Participant under the Plan for so long as such agreement is in effect; otherwise, in the case of any other Participant, “Cause” means (A) a material breach by the Participant of the Participant’s employment agreement with the Company or an Affiliate, any equity grant agreement, or any policy of the Company or its Affiliates; (B) the failure by the Participant to reasonably and substantially perform the Participant’s duties to the Company or any of its Affiliates, which failure is materially damaging to the financial condition or reputation of the Company or its Affiliates; (iii) the Participant’s willful misconduct or gross negligence which is injurious to the Company or an Affiliate; or (iv) the commission by the Participant of a felony or other serious crime involving moral turpitude; provided, that, in the case of clauses (A) and (B) above, the Company shall permit the Participant up to fifteen (15) days to cure such breach or failure if reasonably susceptible to cure. If, subsequent to the Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that the Participant’s employment could have been terminated for Cause, the Participant’s employment shall be deemed to have been terminated for Cause retroactively to the date the events giving rise to such Cause occurred for all purposes of the Plan and each Award granted to a Participant thereunder.

12.3 Right of Recovery. If at any time within three (3) years (or such longer time specified in an Award Agreement or other agreement with a Participant or policy applicable to the Participant) after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock Award, Restricted Stock Award or Restricted Stock Unit vests, is settled in shares or otherwise becomes payable, or on which income otherwise is realized or property is received by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause, (ii) the Committee determines in its discretion that the Participant is subject to any recoupment of benefits pursuant to the Company’s Restatement Recovery Policy and Supplemental Incentive-Based Compensation Recovery Policy or any successor policy, in each case, as may be in effect from time to time, or (iii) after a Participant’s Service terminates for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted a termination of the Participant’s Service for Cause or (2) after a Participant’s termination of Service, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then, at the sole discretion of the Committee, any gain realized by the Participant from the exercise, vesting, payment, settlement or other realization of income or receipt of property by the Participant in connection with an Award, shall be repaid by the Participant to the Company upon notice from the Company, subject to applicable law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. To the extent not otherwise prohibited by law, the Company shall have the right to offset the amount of such repayment obligation against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

13. Performance Goals; Adjustment. The Committee may provide for the performance goals to which an Award is subject, or the manner in which performance will be measured against such performance goals, to be adjusted in such manner as it deems appropriate, including, without limitation, adjustments to reflect changes for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgments, settlements, and the effects of accounting or tax law changes, and in recognition of such other circumstances deemed relevant by the Committee.

14. Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of Service: (a) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, a leave of absence where the employee’s right to re-employment is protected either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, a leave of absence for any other purpose approved by the Company or if the Committee otherwise so provides in writing.

15. General Provisions.

15.1 Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver shares of Common Stock or make payments with respect to Awards.

15.2 Award Agreement. An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or other amounts or securities subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change in Control and/or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

15.3 No Assignment or Transfer; Beneficiaries. Except as otherwise provided by the Committee to the extent not prohibited under Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge; provided, that Awards may be transferred to (i) a Participant’s spouse, (ii) the lineal descendants of the Participant (clauses (i) and (ii) collectively, the “Family Members”) and (iii) a grantor trust for the exclusive benefit of the Participant and/or one or more Family Members. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as determined under the Company 401(k) retirement plan or other applicable retirement or pension plan. In lieu of such determination, a Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation as provided above, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. Any transfer permitted under this Section 15.3 shall be for no consideration.

15.4 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason or no reason at any time.

15.5 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued shares of Common Stock covered by an Award until the date the Participant becomes the holder of record of such shares. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the appropriate entry on the books of the Company or a duly authorized transfer agent of the Company note any restrictions with respect to the share of Common Stock covered by an Award until the restrictions thereof shall have lapsed.

15.6 Trading Policy and Other Restrictions. Transactions involving Awards under the Plan shall be subject to the Company’s insider trading policy and other restrictions, terms, conditions and policies established by the Board or Committee from time to time or by applicable law.

15.7 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments pursuant to this Plan or any Award granted hereunder shall be treated as a right to receive a series of separate and distinct payments. For the avoidance of doubt, each applicable tranche of shares of Common Stock subject to vesting under any Award shall be considered a right to receive a series of separate and distinct payments. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

15.8 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any action that the Company determines is necessary or advisable to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.

15.9 Substitution or Assumption of Awards in Corporate Transactions. The Committee may grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity, in substitution for awards previously granted by such corporation or other entity or otherwise. The Committee may also assume any previously granted awards of a former employee or a current employee, director, consultant or other service provider of another corporation or “entity” that becomes an Eligible Person by reason of such corporation transaction. The terms and conditions of the substituted or assumed awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. To the extent permitted by applicable law and the listing requirements of the New York Stock Exchange or other exchange or securities market on which the shares of Common Stock are listed, any such substituted or assumed awards shall not reduce the Share Reserve.

15.10 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value in each case up to the maximum statutory tax rates in the applicable jurisdiction or as the Committee may approve in its discretion (provided that such withholding does not result in adverse tax or accounting consequences to the Company), or similar charge required to be paid or withheld. In addition, to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise, and subject to Section 16 of the Exchange Act, withholding may be satisfied through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the withholding amount, which shall be subject to any terms and conditions imposed by the Committee. The Company shall have the power and the right to require a Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any shares of Common Stock deliverable under an Award to satisfy such withholding obligation.

15.11 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of shares of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

15.12 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for service providers of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.13 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

15.14 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.15 Governing Law. The Plan, all Awards and all Award Agreements, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to the Plan, any Award or Award Agreement, or the negotiation, execution or performance of any such documents or matter related thereto (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with the Plan, any Award or Award Agreement, or as an inducement to enter into any Award Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations and repose, but without regard to any borrowing statute that would result in the application of the statute of limitations or repose of any other jurisdiction.

15.16 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.17 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a Person with respect thereto.

15.18 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan and in connection with a Participant’s status as a stockholder of the Company upon the issuance of any shares of Common Stock pursuant to an Award.

15.19 Awards to Non-U.S. Participants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has employees, Non-Employee Directors or consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.19 by the Committee shall be attached to this Plan document as appendices.

15.20 Right of Setoff. The Company or any Subsidiary or Affiliate may, to the extent permitted by applicable law (and in compliance with applicable requirements under Section 409A of the Code), deduct from and set off against any amounts the Company or its Subsidiary or Affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant) such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 15.20.

16. Term; Amendment and Termination; Stockholder Approval.

16.1 Term. The Plan shall become effective on the date of approval by the Company’s stockholders at the Company’s 2026 annual meeting of stockholders, and shall terminate on the date prior to the tenth (10th) anniversary of such date, unless earlier terminated by the Board.

16.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, however, that no amendment, modification, suspension or termination of the Plan shall materially and adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary in its discretion for purposes of compliance with Section 422 of the Code or for any other purpose, and shall seek such approval to the extent it deems necessary in its discretion to comply with applicable law or listing requirements of the New York Stock Exchange or other exchange or securities market. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable in its discretion to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

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